Offering Statement for
nFlate, Inc.

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

All non-Regulation CF securities-related activity on netcapital.com, including, but not limited to private placement offerings under Regulation D and A, are conducted by Livingston Securities, LLC ("Livingston"), a non-affiliate of Netcapital, and a registered broker-dealer, and member FINRA/SIPC, located at 825 Third Avenue, New York, NY 10022. For inquiries related to non-Regulation CF securities activity, contact Livingston Securities:

Jeanne Rockman
jeanne@livingstonsecurities.com
Jonathan Mason
jonathan@livingstonsecurities.com

Netcapital , Portal and Livingston do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  nFlate, Inc.

Eligibility

  The following are true for nFlate, Inc.:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Joseph Monastiero

  Dates of Board Service
  01/14 - Current
  Principal Occupation
  CEO
  Positions with nFlate, Inc.

  Chairman

  Dates of Service
  01/14 - Current
  Business Experience

  nFlate, Inc

  Principal Business
  Computer
  Title
  CEO
  Dates of Service
  01/14 - Current
  Responsibilities

  Day to day company management

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  Joseph Monastiero

  Positions with nFlate, Inc.

  CEO

  Dates of Service
  01/14 - Current
  Responsibilities

  Day to day company management

  Business Experience

  nFlate, Inc

  Principal Business
  Computer
  Title
  CEO
  Dates of Service
  01/14 - Current
  Responsibilities

  Day to day company management

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  Joseph Monastiero

  Securities
  4,000,000
  Class
  Common
  Voting Power
  100.0%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  See It Buy It is changing forever the way fashion is discovered, especially on mobile devices. The See It Buy It mobile app dramatically accelerates product search by replacing text entry and point and click navigation with visual and voice search. Shoppers can now shop by photo, color, web images and voice search.

  The See It Buy It marketplace is available to Shopify’s 350,000 merchants as an alternative sales channel. The market has 125,000 product now and expects to have several million by the end of 2017

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in nFlate, Inc. speculative or risky:

    If the Company is unable to raise additional capital on acceptable terms, it may be unable to complete planned user acquisition strategies necessary to achieve critical user mass and profitability.

    Failure to satisfy our capital requirements will adversely affect the Company’s business, financial condition and results of operations because the Company would be left without the capital required to complete product development, acquire users, or establish sales, marketing and growth channels.

    Because the Company has a history of operating losses, and expects to generate operating losses for the foreseeable future, it may not achieve profitability for some time, if at all. The Company is in an early stage of product development and deployment, therefore, has a limited history of operations.

    The Company is faced with all of the risks associated with a company in the early stage of development. In addition, the Company’s business is subject to numerous risks associated with a new company engaged in the development of consumer-facing product. Such risks include, among other things, competition from well-established and well-capitalized companies and the risk of slow consumer adoption and product sales.

    While the Company does not need its current partnerships to succeed in the market, a substantial amount of resource has been devoted to these relationships. If our partners were to change their marketing strategies in a way that would limit or exclude access by the Company to their merchant base, that action could have a negative effect on the Company’s ability to continue and sustain business.

    The Company has incurred losses each year of its operations and expects to continue to incur losses for the foreseeable future.

    The process of developing the Company’s products requires significant research and development, each of which is costly and does not result in revenues or profits. There can be no assurance that the Company will ever generate sufficient commercial sales or achieve profitability. Should this be the case, investors could lose their entire investment.

The Offering

nFlate, Inc. (“Company”) is offering securities under both Regulation D, through Livingston Securities, LLC (“Livingston”) and Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Livingston is a registered broker-dealer, and member FINRA/SIPC. Livingston will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation D. Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under both Regulation D and Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

This offering is considered a side-by-side offering, meaning that the Company is raising capital under two offering types. The Company plans to raise between $10,000 and $99,999 through concurrent offerings under Regulation CF and Regulation D – Rule 506(c). In the event the Company fails to reach their combined offering target of $10,000, any investments made under either offering will be cancelled and the investment funds will be returned to the investor. Under Regulation CF, the Company can raise up to $99,999.

Accredited investors which have proved their accreditation status to Portal, will automatically invest under the Regulation D - Rule 506(c) offering type. All other investors will invest under the Regulation CF offering type. An accredited investor which proves their accreditation status with Portal prior to 48 hours of the offering closing, can authorize their investment to be withdrawn from the Regulation CF offering and automatically reinvested in the Regulation D offering. You must be an accredited investor to invest under Regulation D.

  What is the purpose of this offering?

  Proceeds will be used primarily to fund our iPhone development project, early user growth initiatives and in identifying best social growth platforms

  Some proceeds will be used for daily operation costs

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$10,000	$99,999
Less: Offering Expenses	$490	$4,900
Net Proceeds	$9,510	$95,099
Working Capital	$9,510	$95,099
Total Use of Net Proceeds	$9,510	$95,099
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and nFlate, Inc. must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common stock at an offering price of $1.40 per share.
  Do the securities offered have voting rights?
  The shares of Common stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

  to the issuer;
  to an accredited investor;
  as part of an offering registered with the U.S. Securities and Exchange Commission; or
  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
  The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
  The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common	20,000,000	4,000,000	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
Stock options	Exercise price of $0.10, expire on 8/18/26; 279,167 vested at 3/1/17	375,000
Stock options	Exercise price of $0.10, expire on 7/26/26; 100,000 vested at 3/1/17	100,000
Stock options	Exercise price of $0.10, expire on 8/18/26; 25,000 vested at 3/1/17	75,000
Stock Options	Exercise price of $0.10 with dilution protection, expire on 3/1/27; 0 vested at 3/1/17	100,000
Convertible debt	Converts into common stock at a price per share equal to $5,000,000 divided by the fully diluted capital of the company.	325,500
Convertible debt	Converts into common stock at a price per share equal to $5,000,000 divided by the fully diluted capital of the company.	46,500
Convertible debt	Converts into common stock at a price per share equal to $2,000,000 divided by the fully diluted capital of the company.	116,250
Convertible debt	Converts into common stock at a price per share equal to $2,000,000 divided by the fully diluted capital of the company.	46,550
Convertible debt	Converts into common stock at a price per share equal to $3,000,000 divided by the fully diluted capital of the company.	77,500
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  The existing convertible debt is subject to conversion into equity under certain circumstances, and if the debt holders convert their debt into shares of common stock, the shareholders who bought common stock in this offering will be diluted by that conversion.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

  The Netcapital offering is an offer to purchase common stock. The options listed above may convert to common stock at the discretion of the option holders subject to provisions within the terms of their option agreements. The convertible debt is a hybrid equity/debt instrument that is substantially different than the common stock that will be offered. The convertible debt accrues interest at an annual rate of 3% and that interest may also be converted into common stock.

  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  As the holder of a majority of the voting rights in the company, our Members may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  As the holder of a majority of the voting rights in the company, our Investor Members may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  The offering is priced at a $5 million pre-money valuation. It is based on the pricing of our recent convertible debt offering, which had a pre-money valuation cap of $5 million.

  We’ve hit a number of major milestones since we first received funding in the middle of 2016. We have delivered the See It Buy It Android app to the market, populated with over 100,000 products from about 400 merchants. We also built out the complex infrastructure necessary for onboarding and maintaining real-time product updates. We’ve completed market and user acquisition testing, validated product market fit and have some early sales and revenue.

  We have made significant strides on our product, strategy, and brand. Additionally, we have an experienced and proven CEO. Considering the depth of the technology base we have created and the increasing interest and acquisition of companies with artificial intelligence focus and revenue potential, we believe the $5 million pre-money valuation offers an attractive entry point for investors while ensuring enough upside for founders and management.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  Our Operating Agreement can be amended by the holders of the Member Units. As minority owners, the crowdfunding investors are subject to the decisions made by the majority owners. The issued and outstanding membership interest units give management voting control of the company. As a minority owner, you may be outvoted on issues that impact your investment, such as the issuance of new units, or the sale of debt, convertible debt or assets of the company.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  The issuance of additional shares of our common stock will dilute the ownership of the crowdfunding investors. As a result, if we achieve profitable operations in the future, our net income per share will be reduced because of dilution, and the market price of our common stock, if there is a market price, could decline as a result of the additional issuances of securities.

  If we repurchase securities, so that the above risk is mitigated, and there are fewer shares of common stock outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our membership units would decline.

  A sale of our company or of the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities. Our company currently has negative net worth (our liabilities exceed our assets) and it is unlikely that in the near term, a sale would result in a premium that is significant enough over book value to generate a return to our investors.

  We may need to renegotiate our related-party debt if our related-party lenders demand that we begin making principal or interest payments. Any renegotiation may be on less favorable terms or may require that we refinance the related-party debt. We may need to raise additional funds through public or private debt or sale of equity to pay the related-party debt. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, or, if our related-party lenders do not continue to cooperate with us, we could be forced to discontinue our operations. We anticipate that any transactions with related parties will be vetted and approved by manager(s) unaffiliated with the related parties.

  Describe the material terms of any indebtedness of the issuer:
  Creditor(s)
  Various investors
  Amount Outstanding
  $350,000
  Interest Rate
  3.0%
  Maturity Date
  September 1, 2018
  Other Material Terms

  Converts into common stock at a price per share equal to $5,000,000 divided by the fully diluted capital of the company.

  Creditor(s)
  Various investors
  Amount Outstanding
  $50,000
  Interest Rate
  3.0%
  Maturity Date
  September 1, 2018
  Other Material Terms

  Converts into common stock at a price per share equal to $5,000,000 divided by the fully diluted capital of the company.

  Creditor(s)
  Various investors
  Amount Outstanding
  $50,000
  Interest Rate
  3.0%
  Maturity Date
  August 1, 2018
  Other Material Terms

  Converts into common stock at a price per share equal to $2,000,000 divided by the fully diluted capital of the company.

  Creditor(s)
  Single investor
  Amount Outstanding
  $20,000
  Interest Rate
  3.0%
  Maturity Date
  December 1, 2018
  Other Material Terms

  Converts into common stock at a price per share equal to $2,000,000 divided by the fully diluted capital of the company, 45,500.

  Creditor(s)
  Joseph Monastiero
  Amount Outstanding
  $30,442
  Interest Rate
  0.0%
  Maturity Date
  December 1, 2018
  Other Material Terms

  Term loan from related party

  Creditor(s)
  Single investor
  Amount Outstanding
  $50,000
  Interest Rate
  3.0%
  Maturity Date
  March 1, 2019
  Other Material Terms

  Converts into common stock at a price per share equal to $3,000,000 divided by the fully diluted capital of the company. The note includes dilution protection.

  What other exempt offerings has nFlate, Inc. conducted within the past three years?
  None.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  Yes.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  Funding History:

  The company was funded for the first three years of its existence by the founder.

  In the last to quarters of 2016, the Company raised $420,000 from individual investors.

  The company launched See It Buy It in November of 2016. In the two months after launch the company has performed the necessary market tests to compare user acquisition channels (Facebook, Google, Twitter, paid vs. organic). Approximately 10,000 users downloaded the mobile app during this time frame.

  This period was also used to test the product functionality in the real world and to correct any issues before attempting any larger scale growth.

  In the second quarter of 2017 we plan to begin growth activities.

  Revenue:

  The company has generated a small amount of revenue during the above testing period, totaling a few thousand dollars. Revenues in 2016 amounted to $2,221, as compared to no revenues in 2015. The company expects to generate revenues of approximately $1 million in 2017 and $6.6 million in 2018.

  Growth:

  We plan to distribute See It Buy It initially in the United States and Canada only during for the first six months of 2017. After this period, the company plans to begin to roll-out the platform worldwide. The international launch delay will allow the company to prepare for the necessary localization and support infrastructure required for a larger international footprint.

  Operating Expenses:

  As a software company, the company has relatively low overhead. Cost of operations, infrastructure fees and human resources make up the largest components of the P&L. The company has 5 full time employees and uses various contractors on a monthly basis as necessary. Infrastructure costs include fees charged by companies like Amazon Web Services for cloud resources.

  Total expenses in 2016 amounted to $382,297, as compared to total expenses of $10,793 in 2015. The primary increase in expenses in 2016 consisted of payroll of $151,524, subcontractors of $95,738 and promotional costs of $35,536, as compared to zero costs for these expense categories in 2015.

  Capital:

  The company is currently raising the 2nd half of its original target of $1 million. Use of funds for new investment will be split relatively evenly between operations and customer acquisition.

  The company will require substantial capitalization over time to acquire and build the necessary user base to create the critical mass necessary to sustain growth and to achieve profitability.

  Assets:

  The company’s primary assets reside in our software source code and human resources. nFlate engineers have written hundreds of thousands of lines of code to deliver the extremely complex solution that is See It Buy It.

  The company has code for artificial intelligence and deep learning, code for delivering the apparel-specific search engine, code for synchronizing hundreds of thousands of products from hundreds of merchants in real time and of course, the mobile app code for Android and iOS products.

  The company’s assets could be valuable to numerous businesses from a number of industries including:

    Larger retailers seeking a stronger mobile and digital footprint
    Retailers and eCommerce marketplaces seeking AI tech
    Social networks looking to add commerce
    Any company seeking data on consumer buying behaviors

  Management does not know the value of said assets until it is in a position to market them.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  Principal Executive Certification
  PrincipalExecutiveCertificat.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  nFlate, Inc. answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  Video Transcript: See It Buy It - Mobile Visual Shopping. Fashion shopping on Mobile kinda sucks. Screens are too small. Discovery takes forever. And you have to hop from site to site, endlessly entering text. Top fashion sites have very limited mobile experiences. Shoppers today have very short attention spans and expect instant gratification. You can thank social media for this. Larger e-commerce markets have limited fashion selections. Enter See It Buy It. With See It Buy It, users can shop by photo, favorite colors, web images and even voice. With See It Buy It, shoppers will be able to select from thousands of merchants and millions of products. With shop by photo, you just snap a picture, submit it to the See It Buy It product catalog and you’ll get back dozens of similar items to choose from instantly. To Shop by Color, simply pick your favorites from the color selector and See It Buy delivers perfect color matches from the entire market. To match web images, just copy the URL from the web page with the item on it and paste it into See It Buy It. Pick the target image from the page and you’ll get dozens of matches See It Buy It. Revolutionizing mobile shopping

  The following documents are being submitted as part of this offering:

  Governance

  Certificate of Incorporation
  CertificateofIncorporation.pdf
  Corporate Bylaws
  CorporateBylaws.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: http://seeitbuy.it

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.